Exhibit 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304

                                November 30, 2000

Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, California 94043

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 1, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an additional 5,566,372 shares of your Common Stock under the 1994 Employee Stock Purchase Plan, as amended, of an additional 800,000 shares of your Common Stock under the 1996 Stock Option Plan, as amended, and of an additional 2,200,000 shares of your Common Stock under the 1996 Supplemental Stock Option Plan, as amended. Such shares of Common Stock are referred to herein as the "Shares", and such plans are referred to herein as the "Plans." As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

         It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                               Very truly yours,

                                               WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation